SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 SCHEDULE 14F-1


                 INFORMATION STATEMENT PURSUANT TO SECTION 14(F)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14F-1 THEREUNDER




                           ORGANIK TECHNOLOGIES, INC.
  ---------------------------------------------------------------------------
         (Exact Name of Registrant as Specified in its Corporate Charger


                                     0-18935
                      -------------------------------------
                             Commission File Number


                 Washington                              81-0440517
    ------------------------------------     ----------------------------------
      (State or Other Jurisdiction of                 (I.R.S. Employer
       Incorporation or Organization)               Identification Number)


                     35 Austin Lane, Alamo, California 94507
        ---------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (925) 837-5262
             ------------------------------------------------------
                           (Issuer's Telephone Number)




















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
                           ORGANIK TECHNOLOGIES, INC.
                                 35 Austin Lane
                                 Alamo, CA 94507
                                 (925) 837-5262
                              --------------------

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(F)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14F-1 THEREUNDER
                              --------------------

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY
                              --------------------



                                     GENERAL

This Information Statement is being mailed on or about January 18, 2002, to the holders of shares of Common Stock, par value $0.001 (the "Common Stock") of Organik Technologies, Inc., a Washington corporation ("Organik") or the "Company"), as of January 1, 2002. You are receiving this Information Statement in connection with the appointment of persons designated by the current Board of Directors of the Company to fill a majority of the seats on the Company's Board of Directors (the "Board").

On November 16, 2001, the Company entered into a Plan and Agreement of Exchange with Telemax Global Communications, Inc., which when closed results in a restructuring of the Company's management, Board of Directors, and ownership, a 20:1 reverse stock split and a change in name.


                                SUMMARY OF TERMS

Organik Technologies, Inc., (the "Company") intends to issue 9,000,000 shares of its common stock in exchange for all of the outstanding shares of common stock of Telemax Global Communications, Inc., ("Telemax") (the "Exchange Transaction"). As a result of this Exchange Transaction, Telemax will become a wholly-owned subsidiary of the Company and the shareholders of Telemax will own approximately 91% of the Company's then outstanding common stock. See Section "Description of Exchange Transaction". The Company also intends to elect three new members to the Board of Directors, to amend its Articles of Incorporation to authorize a 20:1 reverse stock split of its Common Stock and to change its name to "Telemax Global Communications, Inc." See the Section "Amendments of Articles of Incorporation."

The purpose of this transaction is to have the Company acquire and assume the business of Telemax.

Although approval of the Exchange Transaction and adoption of the Amendments to the Company's Articles of Incorporation require only Board of Directors approval, the Company has received the approval of shareholders owning a majority of the issued and outstanding shares. The Company's Board believes that


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these actions are in the best interests of the Company and its shareholders, and they have unanimously approved the Exchange Transaction and Amendments to the Company's Articles of Incorporation. This action by the Board of Directors is sufficient to satisfy the requirements necessary to approve the Exchange Transaction and the Amendments to the Articles of Incorporation without the approval of any other shareholder. Therefore, you are not required to vote and your vote is not being sought.

The Plan and Agreement of Exchange was signed by the parties on November 16, 2001. The Exchange Transaction is expected to be completed on or about January 30, 2002.

Upon completion of the Exchange Transaction, the Company's business will be the business currently being conducted by Telemax. See the Section "Telemax."

The Company's shareholders will not receive any cash, stock or other property in connection with, or as a result of, the Exchange Transaction except that A.J. Salomon will receive a facilitator's fee of 250,000 restricted shares of the Company's Common Stock upon the close of the Exchange Transaction. However, some of the Company's controlling shareholders are also shareholders of Telemax and therefore will receive additional benefits from the Exchange Transaction. See "Certain Transactions" below.

           YOU ARE URGED TO READ THIS INFORMATION STATEMENT CAREFULLY.
               YOU ARE NOT, HOWEVER, REQUIRED TO TAKE ANY ACTION.


General

This Information Statement is being furnished to all of the Common Stock shareholders of Organik Technologies, Inc., a Washington corporation, in connection with the consummation of that certain Plan and Agreement of Reorganization dated November 16, 2001, (the "Exchange Agreement") with Telemax Global Communications, Inc., an Ontario, Canada corporation and its principal shareholders to issue 9,000,000 shares of the Company's common stock (the "Common Stock") in exchange for all of the issued and outstanding shares of Telemax's Common Stock. In conjunction with the Exchange Transaction, the Company is adopting amendments to the Company's Articles of Incorporation (the "Amendment") by the approval of the Board of Directors. The purpose of this Amendment is to:

      o Change the name of the company from "Organik Technologies, Inc." to "Telemax Global Communications, Inc." ("Name Change");

      o Effect a twenty-for-one (20:1) reverse stock split ("Reverse Stock Split"); and

As part of the Exchange Agreement, the existing directors of the Company will resign and appoint Evan Karras, Dr. Manu Missaghie, Mr. Ali Vakili, Mr. John Smith, and Mr. Fred Missaghie to the Board of Directors. Those directors intend to elect Evan Karras as Chief Executive Officer and President, Dr. Missaghie as Vice President of Operations, and Jim McDowell as Vice President, Finance.




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The  Company's  Board of Directors  approved and  recommended  that the Exchange
Agreement be signed, that the new Board of Directors be elected, and the Articles of Incorporation be amended in order to effectuate the Name Change and the Reverse Stock Split. The Exchange Transaction is expected to close on or about January 30, 2002, and the proposed Amendments will become effective upon the filing of the Amendment with the Secretary of State of Washington. The Company anticipates that the filing of the Amendments will occur on or about January 31, 2002 (the "Amendment Effective Date").

A.J. Salomon, Dr. Manu Missaghie, and Telemax Global Communications, Inc., who beneficially own in the aggregate 8,742,046 shares of Common Stock of the Company, representing approximately 493% of the outstanding Voting Common Stock, were signatories to the Exchange Agreement, which contemplated the election of three new directors and the adoption of the Amendment described in this Information Statement. The date on which this Information Statement was first sent to the shareholders is on or about January 18, 2002. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Common Stock of the Company is January 1, 2002 (the "Record Date").

The Company intends to provide prompt notice of the taking of the corporation action contemplated herein by providing to its shareholders of record this Information Statement, and notifying its shareholders by letter filed under a Current Report on Form 8-K of the effective date of the Exchange Transaction, the election of the new Directors, and the Amendment.

Purpose of this Information Statement. The Company is not requesting your vote or proxy since the Board of Directors had the authority under Washington state law to approve the Exchange Transaction and the Amendments to the Articles of Incorporation. The purpose of this Information Statement is to inform the Company's shareholders of the above actions and the effects of such actions.


                     OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, there were 17,717,920 shares of Common Stock outstanding. The Common Stock constitutes the sole outstanding class of voting securities of the Company.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth Common Stock ownership information as of January 1, 2002, with respect to (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock;
(ii) each director of the Company; (iii) each person intending to file a written consent to the Exchange Transaction and the approval of the adoption of the Amendment described herein; and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Prior to the Exchange Transaction, there are 17,717,920 shares of Common Stock outstanding. After giving effect to the Exchange Transaction and the



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reverse stock split,  there will be approximately  10,000,000,  shares of Common
Stock outstanding. The information in this Information Statement and table below does not reflect the proposed post-split issuance of 9,000,000 shares to the shareholders of Telemax in the Exchange Transaction and 500,000 shares of Common Stock to finders and investment consultants.

                      Name and Title                 Number of         Percent
                                                      Shares           of Class
-------------------------------------------------------------------------------
A.J. Salomon, President , CFO and Director            700,000            4.0%
John McNulty, Secretary                                42,046             *
Finn E. Walstad, Director                              -0-                *
Telemax Global Communications, Inc.                 8,000,000           45.0%
Officers and Directors as a Group (3 individuals)     742,046            4.1%

--------------------
* Less than 1%.


                       DESCRIPTION OF EXCHANGE TRANSACTION

Exchange  Securities.  On November 16, 2001, a definitive  Plan and Agreement of
Exchange was signed by and among the Company, Telemax and the majority shareholders of Telemax (the "Exchange Agreement").

The Exchange Agreement provides for a tax-free exchange of stock pursuant to the provisions of 368(a)(1)(B) of the Internal Revenue Code whereby the Company has made an offer to the nine (9) Telemax shareholders to acquire all of the
1,000,000 shares of Telemax's Common Stock outstanding in exchange for 9,000,000 shares of the Company's Common Stock (referred to as the "Exchange Transaction"). The exchange ratio would be approximately nine (9) shares of the Company's Common Stock for each share of Telemax's Common Stock outstanding. Fractional shares of one-half or more will be rounded to the next whole share while fractional shares of less than one-half (1/2) will be rounded down.

The 9,000,000 shares of Common Stock to be issued by the Company will represent approximately ninety-one percent (91%) of the shares of the Company's then outstanding Common Stock, thus giving the Telemax shareholders control of the Company.

On or about January 31, 2002, (the "Exchange Effective Date"), Telemax will become a wholly-owned subsidiary of the Company and the name of the Company will be changed to "Telemax Global Communications, Inc."

Upon the Exchange Effective Date, the current officers and directors of the Company will resign and the current officers and directors of Telemax will become the officers and directors of the Company. See the section describing "Telemax."

Purpose of the Exchange Transaction. The primary purposes of this transaction is to allow the Company to acquire and carry on the business of Telemax and to allow Telemax to become a public reporting company under the Securities Exchange Act of 1934 by becoming a wholly-owned subsidiary of the Company. It is anticipated that becoming a publicly reporting company will further enhance

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Telemax's  business  visibility  and ability to attract  and utilize  additional sources of capital.


                     AMENDMENTS TO ARTICLES OF INCORPORATION

On November 6, 2001, our Board of Directors voted unanimously to authorize and recommend that the Company effect the Name Change and the Reverse Stock Split. The Name Change and Reverse Stock Split will become effective upon filing of the Amendments with the Washington Secretary of State, but the Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so.

Name Change.

Assuming the Exchange Transaction is consummated with Telemax, the Board believes that the new name, "Telemax Global Communications, Inc.," will reflect the Company's change in business. The Company's Board believes that the new name will promote public recognition and more accurately reflect its new primary business.

Reverse Stock Split.

The Board of Directors approved the Amendment by written consent effective as of November 6, 2001. Accordingly, your consent is not required and is not being solicited in connection with the Amendment. There are no dissenter's rights of appraisal with respect to the Amendment. We will pay the expenses of furnishing this Information Statement, including the cost of preparing, assembling and mailing this Information Statement.

The Reverse Stock Split will become effective upon its filing with the Washington Secretary of State. We anticipate filing the Amendment with the Washington Secretary of State on or about the tenth calendar day following the date that this Information Statement is delivered to stockholders, which date we anticipate will be on or about January 30, 2002.

The Amendment will reduce by a factor of twenty the number of outstanding shares of our common stock while maintaining the current numbers of authorized shares of our common stock and preferred stock. This effectively will result in a twenty-fold increase in our authorized capital stock. Our Board of Directors believes that maintaining the current amount of our authorized capital stock is in the best interests of Organik and its stockholders because it will make available additional shares of common stock that may be used for acquisitions, financings, employee benefit programs and other corporate purposes. The available shares of common stock may be issued from time to time as our Board of Directors determines, without further action of the stockholders. Although our Board of Directors has no current plans to use such shares to entrench present management, it may be able to use the available shares as a defensive tactic against hostile takeover attempts. However, to our management's knowledge, no hostile takeover attempts are currently threatened.

The Amendment will not alter the voting or other rights of the holders of Organik's Common Stock except to the extent that the ownership rights of holders of its common stock are diluted from time to time through the issuance of available additional shares. Stockholders of record do not currently possess,

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nor upon the filing of the Amendment will they acquire,  pre-emptive rights that would entitle them, as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, securities of Organik.

Our common stock currently is quoted on the Pink Sheets. We believe that the Reverse Stock Split may make our common stock more attractive to members of the investing public who may view low-priced stocks as unattractive or who may, as a matter of policy, be precluded from purchasing our common stock due to its low price. However, because our future performance depends upon various business and economic factors that cannot be predicted, there can be no assurance that the Reverse Stock Split will enhance the marketability of our common stock.


                                   THE COMPANY

The Company was incorporated under the laws of the State of Montana in 1986 as Big Sky Country Apparel, Inc., and changed its name to Big Sky USA, Incorporated, in July 1988. The Company was reincorporated under the laws of the State of Washington in December 1991 and, in November 1993, changed its name to Organik Technologies, Inc. Between July 1990 and June 1996, the Company manufactured and distributed garments using Organik(TM) fabrics. The Company developed and enhanced a family of all natural, shrink-free, 100% cotton knit fabrics, which it sold under the name and trademark Organik(TM).

Over the years the costs of development, manufacture and distribution was significantly greater than revenue and, in July 1996, due to severe cash flow deficiencies, the Company ceased all operations. The Company has been dormant for the past 5 1/2 years. Except for reviewing and analyzing potential acquisition and/or merger candidates, the Company has conducted no business since July 1996. In August 2001, the Company began negotiations with Telemax regarding a potential acquisition. These negotiations led to a purchase of 8,000,000 shares of the Company's Common Stock for $40,000 by Parsecom, Inc., which is a subsidiary of Telemax, and to the execution of the Exchange Agreement on November 16, 2001.

Since November 16, 2001, all of the Company's activities have been focused on completing the audit of its financial statements and filing its delinquent Form 10-KSBs and Form 10-QSBs with the Securities and Exchange Commission ("SEC"). The Company has filed its required reports with the SEC and management believes it is now in compliance with the SEC reporting requirements.

Until the Exchange Effective Date, the Company's principal executive offices will be located at 35 Austin Lane, Alamo, California 94507, and its telephone number will be (925)837-5262. After the Exchange Effective Date, the Company's principal executive offices will be located at Telemax Global Communications, Inc., 736 Dundas Street East, Toronto, Ontario, Canada M5A 2C3, and its telephone number will be (416) 703-0334.


                       TELEMAX GLOBAL COMMUNICATIONS, INC.

Telemax Global Communications, Inc., ("Telemax") was founded in July, 2001 and formed under the laws of Ontario, Canada. Telemax operates its business through its two wholly-owned subsidiaries, Telemax Communications, Inc., and Parsecom,

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Inc.  Telemax's  core  products  include  prepaid  phone cards and One-Plus long distance services. Telemax markets its prepaid phone cards through its national distribution network in over 6,000 retail locations. Through its strategic partnership with Canquest Communications (Canada), Inc., Telemax is able to obtain its carrier rates and services "at cost".

In addition, Telemax has entered into licensing arrangements with various underserved emerging telecommunication markets such as China, Vietnam, the Philippines and the Republic of Sudan. In addition, Telemax has entered into an exclusive arrangement with Canada's largest telecommunications service provider to distribute its prepaid calling cards.

Telemax has created a strategic platform to increase its market share in both existing core products while at the same time significantly reducing its direct operating costs through its partnership with Canquest.

In addition to its core products, Telemax has plans to introduce additional products and services including prepaid wireless, prepaid Internet, point-of-sale ("POS") terminals and the deployment of a voice over Internet protocol ("VOIP") platform.

Telemax operates from two leased premises. The prepaid phone business is located in 6,000 sq. ft. of office space at 231 Millway Avenue, Concord, Canada. The long distance and international communications services are located in 5,000 sq. ft. of office space at 736 Dundas Street, East, Toronto, Canada. Telemax plans on consolidating its operations into one location. Telemax also has plans for an additional location in California to house its United States sales and marketing arm.

Product Overview. Telemax currently offers two core products and is developing several other new products and services.

         1. Prepaid Phone Cards. Telemax is one of the largest prepaid telephone card manufacturers and distributors in Canada. Since introducing its first telephone cards in June, 1997, sales have increased steadily. Telemax has an exclusive distribution agreement with Bell Canada pursuant to which Telemax distributes Bell's prepaid phone cards through its distribution network. Telemax earns 10% of the gross sales revenues as its distribution commission. During the year 2001, Bell Canada's prepaid products are expected to account for approximately $50 million of prepaid cards sold in Canada.

                  Telemax offers three different types of prepaid phone cards to the Canadian and international markets including:

                    o Phone  cards  for  originating  calls  in North  America;
                    o Phone  cards  for originating calls internationally;
                    o Phone cards for promotional purposes.

                  All of these prepaid phone cards are rechargeable allowing them to be used repeatedly.

         2. One-Plus Long Distance. Telemax's other core product is its long distance service which provides consistent and reliable direct dial long distance service to its subscribers. Through

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                  the utilization of Canquest's  sophisticated  low-cost routing software and the strategic service agreement between Canquest and Telemax, Telemax is able to offer subscribers rates that are in most cases lower than those of other providers. Telemax has focused on marketing its One-Plus service to consumers of ethnic original who place calls regularly to their home country.

                  Internationally, Telemax has placed an international gateway in China which is intended to establish voice and data capacity for telecommunications in China. Telemax is also negotiating to establish similar telecommunication services in India and the Philippines. Telemax currently markets and promotes its One-Plus service through a sales agent and has increased its active subscriber base by approximately 750% during the last six months.

                  In addition to the above existing core products, Telemax is currently developing several new products and innovations as set forth below.

         3. Prepaid Internet Card. Telemax is developing a prepaid card that enables consumers to access the Internet from any computer. The prepaid Internet cards will be distributed through existing wholesale distribution networks in addition to establishing new corporate retail outlets specifically targeted to the mobile business person and university students.

         4. Prepaid Wireless. Telemax is developing a prepaid card to cover wireless services. The initial introduction of prepaid wireless services will be in Canada where there is an estimated 600,000 credit-declined customers who either desire or are required to purchase air time on an "as needed" basis, without committing themselves to long-term contracts. Telemax intends to introduce a compatible system for adding air time which will represent one of the most advanced systems for "recharging" a person's prepaid wireless card anywhere in the world.

         5. Electronic Point-of-Sale Terminal ("POS"). Telemax is currently developing its electronic warehousing point-of-sale ("POS") terminal which is an innovative system for delivering a wide range of prepaid telecommunications products and services at the retail level. Such POS machines will be capable of simultaneously issuing prepaid long distance cards, prepaid wireless ("cellular"), PCS services, and prepaid paging and more. The Telemax POS machines will also incorporate unprecedented levels of security against theft and fraud. The Company hopes to place over 300 POS terminals during the next 12 months in various retail locations.

         6. Voice Over Internet Protocol ("VOIP"). the VOIP is comprised of several interconnected processes that convert a voice signal into a "stream of packets" in a single telephone line.

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                  VOIP  allows the human voice to travel  simultaneously  over a single packet network line with both fax information and modem data. This VOIP technology is what Telemax is currently developing for China. The company estimates that such VOIP services could generate volume of 500,000 minutes per month.

                  Telemax is negotiating the acquisition of a Company which holds licenses to route telephone traffic to the Philippines and has established switching facilities in that country. A fundamental objective of Telemax is to eventually install VOIP gateway technology in various countries that have large ethnic populations in Canada and the United States such as India, Brazil, Hong Kong, Iran, Poland, Pakistan, and Mexico. By introducing these VOIP gateways, Telemax anticipates reducing its cost of long distance calls by up to 50% which would provide significant savings to its customers while yielding a significant profit margin to the company.

         7. Expanded International Services. Complimenting its international marketing of its VOIP services, Telemax will also seek to acquire contracts with various companies to provide a full range of telecommunication services and networks. In January 2001, Telemax entered into an operating agreement with a license holder in the Republic of Sudan. The license granted to the license holder (a local Sudanese company of which Telemax owns 40%) grants the exclusive right to develop and provide international long distance origination and termination calls, local line service, mobile communication services and Internet services. Such license has an initial term of two years with the possibility of extensions thereafter. As a result of this joint venture,
                  Telemax is developing a plan to deploy a national wireless network in Sudan utilizing the latest technologies available. Such enhanced telecommunications technology is expected to better serve the rural areas of Sudan which are not yet serviced or are under serviced by the existing local telecommunications providers, Sudatel and Mobitel. Telemax hopes to develop a national telecommunications network to originate and terminate local and international calling, cellular and Internet services which, when established, could attract up to 75,000 subscribers in the first year and several times that number in subsequent years.














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COMPETITION.  The  markets  for  Telemax's  products  and  services  are  highly competitive and the Company believes that such competition will continue to intensify. Competitive trends in the telecommunication markets are continuing declines in average selling prices, coupled with improvements in product features and performance. Telemax expects such trends will continue. In the market, Telemax competes with the major telephone services providers including AT&T, Bell Canada, and various other phone service providers. In addition, competition comes from other smaller independent telecommunication companies, many of which offer the same products and services as Telemax. Among these Canadian competitors would be Goldline, PhoneTime and Millennium Global. Telemax believes that the principal competitive factors in the telecommunications market are brand name recognition, the cost of telephone service, convenience, reliability, and the ability to develop and introduce new or enhanced products and services rapidly. Telemax believes that it has established itself as a provider of high quality, reliable prepaid telephone and long distance telephone services and, as a result, currently competes favorably with respect to these factors. Telemax believes it has several competitive advantages over its competitors including:

                 o        "One Stop Shop"
                 o        National Presence
                 o        Distribution Agreement with Bell Canada
                 o        Strategic Agreement with Canquest Communications
                 o        International Licensing Agreements
                 o        Innovative New Products and Services

There can be no assurance, however, that Telemax will be able to compete successfully in the future against current or future competitors or that it will be able to adapt successfully to changes in the market for its products and services. The Company's inability to compete successfully in any respect or to cease developing innovative products and services would have a material adverse effect on the Company's business.

GOVERNMENT REGULATION. Providing telephone and other telecommunication services is subject to various levels of government regulation. The primary governmental agency that oversees telecommunication services in Canada is the Canadian Radio, Television and Telecommunications Commission ("CRTC") while the primary governmental agency which regulates telecommunication services in the U.S. is the Federal Communications Commission ("FCC"). Telemax will also be subject to government regulation in those countries in which it has or will be establishing its wireless networks or VOIP gateway services.

The Company believes that it is currently in full compliance with all applicable Canadian and U.S. requirements applicable to the products and services currently provided by the Company. In expanding its international services, Telemax currently operates under a license granted by the Republic of Sudan. This license allows Telemax, through its local Sudanese affiliate, to provide international long distance, local line service, mobile communication services and Internet services throughout the country of Sudan through Fall, 2003, which license may be renewed at that time. Telemax also has VOIP service agreements in China, the Philippines and India. These agreements were entered into between Telemax and/or its local operating affiliate, and the regulatory agencies of such countries. Such service agreements have varying terms and are generally renewable at the end of each term and can be terminated prior to expiration for specified reasons. Telemax typically utilizes the services of local consultants to each country to assist in the acquisition and negotiation of the service agreements in each country in which Telemax wishes to operate.

Telemax believes that it is in full compliance with all applicable licenses and agreements. However, there can be no assurance that any current or future business or governmental contracts could be subject to review, modification or termination, in which case, the Company's operations in such countries might have to be curtailed or discontinued.

EMPLOYEES. Telemax currently has 90 full-time staff employees in addition to approximately 25 contracted staff and agents.

LEGAL PROCEEDINGS. Telemax is not currently involved in any litigation which could have a material adverse effect on its business or results of operations, other than those legal matters arising in the normal course of business.

BUSINESS RISKS. As indicated above and elsewhere in this Information Statement, Telemax's business and future success are subject to numerous risks, particularly those associated with a new and developing company. These risks would include Telemax's limited operating history, its operations in the telecommunications service business which is subject to rapid technological changes and intense price competition, its expansion of telecommunications services in other countries and the possible need for future financing to sustain and expand its business operations. Such future financing may create new debt or cause dilution to current shareholders. Telemax is also dependent on certain strategic agreements including its exclusive agreement with Bell Canada and its strategic partnership with Canquest Communications as well as the various agreements and licenses entered into with various foreign countries. The unexpected termination or limitation on any of these existing agreements could have a material adverse effect on the company's results of operation.

SELECTED FINANCIAL DATA. The following table of selected financial data is derived from and should be read in conjunction with Telemax's unaudited financial statements included elsewhere in this Information Statement. Telemax prepared the financial statements and, while management believes that the financial statements fairly present the Company's consolidated financial position and results of operations, the financial statements have not been audited or reviewed by independent public accountants. The financial statements may not include all adjustments necessary to fully comply with generally accepted accounting principles or that may be required as a result of an audit or review. The selected financial data are not necessarily indicative of results to be expected for any future period and should be read in conjunction with "Management's Plan of Operations."

                                                        Three Months Ended
                                                        September 30, 2001
                                                            (Unaudited)
                                                     --------------------------
Telemax Consolidated Statement of Operations Data
Sales                                                     $ 3,262,538
Cost of goods sold                                        $ 2,622,848
Gross profit (loss)                                       $   639,690
Other expenses                                            $   455,953
Net income (loss)                                         $   183,737

                                                       At September 30, 2001
                                                            (Unaudited)
                                                     --------------------------
Telemax Consolidated Balance Sheet Data
Cash and cash equivalents                                 $   323,029
Working capital (deficit)                                 $ 2,221,837
Total Assets                                              $ 4,924,006
Notes payable, deposits, and other payables               $ 2,079,913
Total stockholders' equity                                $ 2,844,093

MANAGEMENT'S PLAN OF OPERATIONS. Although Telemax Global Communications, Inc., was founded in July, 2001, its two operating subsidiaries, Telemax Communications, Inc., and Parsecom, Inc., have been in operation since May, 1997 and May, 2001, respectively. Telemax Communications, Inc., in conjunction with its exclusive distribution agreement with Bell Canada, has become one of the largest prepaid calling card distributors in Canada. Parsecom, Inc., through its strategic partnership with Canquest Communications, has become a fast growing long distance service provider in Canada. In the near future, Telemax intends to commence the offering of prepaid calling cards in the United States in addition to providing telecommunications services in many other foreign countries pursuant to licenses or agreements either existing or proposed with the governments of such countries. During the three months between Telemax's formation and September 30, 2001, Telemax received combined revenues of approximately $3,262,538 and incurred combined expenses of approximately $3,078,801. Expenses consisted primarily of costs of goods sold of $2,622,848 and other expenses including employee expenses of $455,953. Telemax anticipates that these expenses will increase as it commences expanded distribution of its products and services. However, Telemax cannot predict the level of such increases at this time, since the increases will depend substantially on the level of revenues achieved.

For the year-ended June 30, 2001, Telemax Communications, Inc., recorded sales of $12,100,000 (Cdn) which resulted in a gross profit of $1,300,000 (Cdn) and a loss from operations of $740,000 (Cdn). Parsecom, Inc., had net revenues of $63,929 (Cdn) from operations and recognized a $6,640 (Cdn) net loss for the year-ended June 30, 2001.

To date, Telemax, and its subsidiaries, have funded their operations through bank financing and loans from affiliates.

Telemax will be dependent on the proceeds from future outside financing (both debt and equity) to continue to expand its operations and fully implement its business plan, including its expansion of telecommunication services in the U.S. and other foreign countries. If Telemax is unable to raise sufficient capital in the future, the Company will be required to delay or forego some portion of its business plan, which may have a material adverse effect on the Company's anticipated results from operations and financial condition. Telemax is currently in compliance with all debt requirements relating to its bank loans and director loans.

Management.

Officers and Directors. As of the Closing Date, the new executive  officers  and
------------------------
directors of Organik will be as follows:

              Name         Age                         Position

     Evan Karras            32  Chief Executive Officer, President and Director
     Dr. Manu Missaghie     53  Vice President, Operations and Director
     Jim McDowell           41  Vice President, Finance and Administration
     Fred Missaghi          36  Vice President, Sales and Marketing and Director
     John Smith             50  Vice President, Technology and Director
     Ali Vakili             50  Director

Directors hold office for a term of three years with one-third of the Board members subject to re-election at each annual meeting of the shareholders of Organik and the election and qualification of their successors. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

The following is a brief description of the business background of the executive officers and Directors of Telemax (who will occupy similar positions with Organik);

Evan Karras was a founder of Telemax Communications, Inc., and Parsecom, Inc., and has been Chief Executive Officer and a Director of each of the companies since their formation on March 12, 1997 and October 31, 2000, respectively. Mr. Karras is the past President of MoviesPlus, a company he established in Poland to provide television programming through satellite to subscribers of that country. He also assisted in the development of a $300 million network to provide multimedia services to subscribers in Saudi Arabia and the UAE. As an independent consultant, Mr. Karras assisted the government of Greece in forming a national gaming commission for the privatization and award of twelve casino licenses. He has also been involved in the development and finance of real estate projects, cable television stations, communications, banking, shipping, retail, publishing, commodities trading and manufacturing. Mr. Karras holds a Master Degree in business and finance from McMaster University.

Dr. Manu Missaghie is a co-founder of Telemax Communications, Inc., and Parsecom, Inc., since each was formed. Dr. Missaghie has extensive experience in telecommunications, information technology and systems management. He has served over twenty years in the high-tech industry designing and developing state of the art software applications and information technology systems for companies including Bell Northern Research, Spar Aerospace, Nokia Telecommunications and Allied Signal Aerospace. In addition to forming Telemax Communications, Inc., Dr. Missaghie also formed MANCO Information Technology, Inc., which provides management consulting services to various corporations. Dr. Missaghie was educated at the University of Oxford and received a Ph.D. in electrical engineering from Queens University.

Jim McDowell joined Telemax from its inception and is a chartered accountant with over twenty-five years of accounting and corporate finance experience. His background includes involvement in several acquisitions, mergers and joint ventures as well as international work experience in Canada, the United States, Germany and the United Kingdom. He was employed by Aramark during which time he was responsible for all acquisitions outside of the United States. He also served as Senior Vice President and Board member of Four Seasons Hotels, Ltd. Mr. McDowell was also the CFO and CAO of Drake International where he has completed fourteen technology acquisitions including one technology division of Control Data.

Fred Missaghi has been Vice President of Sales and Marketing of Telemax Communications since 1997. Mr. Missaghi consistently surpassed all sales expectations since 1997.

John Smith became a Vice President of Telemax in 2001 and has extensive experience in the telecommunications industry of over twenty years. Mr. Smith is the founder of Smiston Communications, which became a leading distributor of business telephone systems, pagers and cellular phones in Essex-Kemp County in Chatam, Ontario. He also co-founded Smart Talk Network, which was one of the first long distance resellers in Canada. He is currently CEO of Canquest Communications. Mr. Smith has been instrumental in the development of carrier resellers and new products for Telemax.


                              EXCHANGE TRANSACTION

EXCHANGE WITH TELEMAX GLOBAL COMMUNICATIONS, INC. The Company entered into a Plan and Agreement of Exchange dated November 16, 2001 (the "Exchange Agreement") pursuant to which at least ninety-five percent (95%) of the shareholders of Telemax will exchange their shares of Telemax common stock for 9,000,000 shares of the Common Stock (the "Exchange") on or about January 30, 2002 (the "Exchange Effective Date"). Upon the Exchange Effective Date, the shares of Telemax common stock will be exchanged for 9,000,000 shares of Organik Common Stock and the name of the Company will be changed to "Telemax Global Communications, Inc." Upon the Exchange Effective Date, the current officers and directors of the Company will resign and the current officers and directors of

Telemax will become the officers and directors of the Company. On the Exchange Effective Date, it is expected that the Company will have no assets and minimum liabilities.

The Company is a reporting company under the Exchange Act. Immediately prior to the Exchange Effective Date, the Company's outstanding shares of capital stock will consist of 885,896 shares of Common Stock. The Company is current in its financial reporting requirements since the close of its latest fiscal year, July 31, 2001. The Company's stock transfer agent is American Stock Transfer & Trust Co. in Brooklyn, New York.

CONDUCT OF BUSINESS AFTER EXCHANGE TRANSACTION. After the Exchange Effective Date, both entities would continue in existence with the Company becoming the corporate parent of Telemax and Telemax continuing its current operations as a wholly owned subsidiary. As a result of the Exchange, the Company intends to change its name to Telemax Global Communications, Inc., to reflect its new business activity.

ACCOUNTING TREATMENT OF EXCHANGE TRANSACTION. For accounting purposes only, Telemax will be deemed the "issuer" of securities in the Exchange Transaction and, consequently, the Exchange Transaction (consisting of the exchange of stock of the Company for all outstanding stock of Telemax) will be treated for accounting purposes only as the issuance of shares by Telemax principally for control of the Company. After the Exchange Transaction, the operation, assets and liabilities of both companies would be reported on a consolidated basis for financial statement purposes.

REPRESENTATIONS, WARRANTIES AND COVENANTS. In the Exchange Agreement, Telemax made various representations and warranties to the Company with respect to, among other things, its unaudited financial statements, absence of certain liabilities, litigation, absence of material changes in business operations, material contracts, property, leases and operating authority.

Similar warranties and representations as those given by Telemax were made by the Company. The representations and warranties contained in the Exchange Agreement will survive the Exchange Transaction. After the Exchange Effective Date, if either Telemax or the Company should breach any representation or warranty given by it, a remedy or right would arise for the other party to seek damages or other remedies or waive the noncompliance.

In addition to the above warranties and representations, both the Company and Telemax have undertaken certain covenants relating to their operation after the Closing.

Securities Laws Aspects of Issuance of the Company's Common Stock. The shares of the Company's Common Stock which will be issued to the shareholders of Telemax in exchange for the Telemax common stock pursuant to the Exchange Transaction were not registered under the Securities Act. It is intended that such shares will be issued pursuant to the private placement exemption under Section 4(2) and Regulation D of the Securities Act. In addition, it is intended that the issuance of such shares will be exempt from the requirements of the State of Washington since all of the Exchange Shares are being issued to Canadian residents.

The shares issues by the Company in the Exchange Transaction are deemed "restricted stock" and bear a legend indicating that the resale of such shares may be made only pursuant to registration under the Securities Act or pursuant to an available exemption from such registration. The Company has not granted the Telemax shareholders any registration rights regarding the Exchange Common Stock issued to them.

CHANGE IN THE COMPANY'S BOARD OF DIRECTORS. As a result of the Exchange Transaction, Messrs. McNulty, Walstad and Salomon will resign as the directors of the Company and will appoint Evan Karras, Dr. Manu Missaghie Ali Vakili, Fred Missaghie and John Smith to the Company's Board of Directors to fill those vacancies. The Company's Bylaws provide for a staggered Board of six (6) members. The Board consists of three classes with two directors serving in each class. One-third of the Board is subject to election each year with members serving a three-year term. After the Exchange Effective Date, the Company will have five new directors and one vacancy.

One of the directors appointed to the Company's Board will be subject to re-election at the Company's next annual shareholders' meeting.

FEDERAL INCOME TAX CONSEQUENCES. A summary of the federal income tax consequences of the Exchange Transaction is set forth below. The following discussion is based upon present federal tax law and does not purport to be a complete discussion of such consequences. EACH STOCKHOLDER IS ADVISED TO CONSULT HIS/HER OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED EXCHANGE TRANSACTION ON THEIR INDIVIDUAL TAX STATUS.

No application was made for an advance ruling from the Internal Revenue Service regarding the tax consequences with respect to this Exchange Transaction; however, it is intended that the Exchange Transaction will constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). The references to "Sections" herein are references to Sections of the Code.

Section 368(a)(1)(B) provides that a transaction may qualify as a "B" reorganization if it consists of the acquisition by one corporation, in exchange solely for all or a part of its voting stock, of stock of another corporation if, immediately after the acquisition, the acquiring corporation has control of the acquired corporation. The term "control" is defined in Code Section 368(c). It is intended that the Company will control Telemax for purposes of Section 368(c) immediately after the Exchange Transaction.

Section 354(a)(1) provides that no gain or loss shall be recognized if stock or securities in a corporation which is a party to reorganization are, in pursuance of the plan of reorganization, exchange solely for stock or securities in such corporation or in another corporation which is a party to the reorganization. Treas. Reg. Section 1.354-1(e) provides that, for the purposes of Section 354, stock rights or stock warrants are not included in the term "stock or securities."

No gain or loss will be recognized by the Company on the receipt of Telemax stock solely in exchange for the Company's stock pursuant to the Exchange Transaction. Sections 1001, 1002, and 1032(a). The Company's basis in the Telemax stock will be the same as the basis of such stock in the hands of the Telemax transferor immediately prior to the exchange.

Our beliefs regarding the tax consequences of the Exchange Transaction are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

This summary does not purport to be complete. The state and local tax consequences are not addressed and may vary, depending upon the state in which a shareholder resides.

The foregoing summary is included for general information only. Accordingly, shareholders are urged to consult their own tax advisors with respect to the federal, state or local tax consequences of the Exchange Transaction.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company files annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any reports, statements or other information on file at the Commission's public reference room in Washington D.C. You can request copies of those documents, upon payment of a duplicating fee, by writing to the Commission.

The SEC allows the Company to "incorporate by reference" the information it files with them, which means that the Company can disclose important information to you by referring you to those documents. The Company incorporates by reference the document listed below, which is considered part of this Information Statement.

         (1)      Current report on Form 8-K filed on November 23, 2001;

         (2) Annual Report on Form 10-KSB for the year ended July 31, 2001, filed on January 9, 2002.

The Company's Exchange Act file number is 0-18935. You may request a copy of these filings at no cost, by writing or telephoning the Company at the following address: Organik Technologies, Inc., 35 Austin Lane, Alamo, California 94507,
Attention: Corporate Secretary; telephone (925)837-5262.

You may review a copy of this Information Statement, including exhibits, and other reports, statements, or other information that the Company filed with the SEC, at the SEC's public reference room located at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, and at the SEC's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material, when filed, may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Company's filings and the Information Statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

                             ADDITIONAL INFORMATION

Management of both the Company and Telemax and their respective officers and directors are available to answer questions concerning the terms and conditions of this Exchange Transaction and to obtain any additional information, to the extent that the Company or Telemax possesses such information or can acquire it without unreasonable effort or expense. Questions regarding this Information Statement or written requests for additional information to verify or supplement the information contained in this Information Statement should be directed to:

A.J. Salomon, President                    Evan Karras, Chief Executive Officer
Organik Technologies, Inc.                 Telemax Global Communications, Inc.
35 Austin Lane                             736 Dundas Street East
Alamo, CA 94507                            Toronto, Ontario, Canada M5A 2C3
Telephone: (925) 837-5262                  Telephone: (416) 703-0334